Exhibit 21

MOTOROLA SOLUTIONS, INC.

LISTING OF MAJOR SUBSIDIARIES

12/31/2010

Motorola Australia Propriety Limited	Australia
TETRON Sicherheitsnetz Einrichtungs- und BetriebsgmbH	Austria
Motorola Industrial Ltda.*	Brazil
Symbol Technologies Do Brasil S.A.	Brazil
Motorola Solutions Industria de Produtos de Banda Larga Movel Ltda.	Brazil
Motorola Canada Limited	Canada
Motorola Mobility Canada Ltd.*	Canada
Motorola (China) Electronics, Ltd.	China
Hangzhou Motorola Cellular Equipment Co., Ltd.	China
Beijing Humanin Smartcard Systems Manufacturing Co. Ltd.	China
Motorola (China) Investment Ltd.	China
Motorola Mobility Technologies (China) Co., Ltd.*	China
Motorola (Beijing) Mobility Technologies Co., Ltd.*	China
Motorola Solutions CZ s.r.o.	Czech Republic
Dansk Beredsskabskommunikation A/S	Denmark
Motorola, S.A.S.	France
Motorola G.m.b.h.	Germany
Motorola Mobility Germany GmbH*	Germany
Motorola Asia Pacific Limited	Hong Kong
Motorola AirCommunication Limited	Hong Kong
Motorola Asia Limited	Hong Kong
Motorola India Private Limited	India
Motorola Mobility India Private Limited*	India
Motorola Mobility Chennai Private Limited*	India
Motorola Israel Ltd.	Israel
Motorola South Israel Limited	Israel
Motorola Japan Limited	Japan
Motorola LMR Holding GK	Japan
MV I LLC	Japan
Vertex Standard Co., Ltd.	Japan
Yaesu Musen K.K.	Japan
Motorola Korea, Inc.*	Korea
Motorola Electronics Sdn. Bhd.	Malaysia
Motorola Technology Sdn. Bhd.	Malaysia
Motorola de Mexico, S.A.	Mexico
Motorola de Reynosa, S. De R.L. de C.V.	Mexico
Motorola Comercial, S.A. de C.V.*	Mexico
Monteria Holdings B.V.	Netherlands
Symbol Technologies C.V.	Netherlands
Motorola Arabia, Inc.	Saudi Arabia
Motorola Electronics Pte. Limited	Singapore
Motorola Mobility South Africa (Proprietary) Limited*	South Africa
Symbol Technologies SLU	Spain
Kreatel Communications A.B.*	Sweden
UIQ Technology AB*	Sweden
General Instrument of Taiwan Ltd.*	Taiwan
Motorola Limited	UK
Motorola Mobility UK Ltd.*	UK
Symbol Technologies UK Limited	UK
Telxon Limited	UK

Motorola Finance EMEA Limited	UK
Quantum Bridge Communications, Inc.*	US
Symbol Technologies, Inc.	US
Telxon Corporation	US
AirDefense, Inc.	US
General Instrument Corporation*	US
Motorola Wireline Networks, Inc.*	US
Modulus Video, Inc.*	US
Leapstone Systems, Inc.*	US
Iridium Central America and Mexico, Inc.*	US
Music Choice*	US
Netopia, Inc.*	US
General Instrument Authorization Services, Inc.*	US
Network Ventures I, Inc.	US
Symbol Technologies Finance, Inc.	US
MeshNetworks, Inc.	US
Tut Systems, Inc.*	US
Broadbus Technologies, Inc.*	US
Motorola Credit Corporation	US
Motorola Receivables Corporation	US
Terayon Communications Systems, Inc.*	US
Vertex Standard USA, Inc.	US
Motorola Mobility, Inc.*	US

*	Indicates subsidiaries distributed as part of Motorola Mobility Holdings, Inc. on January 4, 2011.